Exhibit 99.1

Starbucks Reports Record Fourth Quarter and Fiscal Year 2014 Results
Record Q4 EPS of $0.77; Non-GAAP EPS jumps 23% to a record $0.74 excluding non-routine items
Comp sales increase 5% globally; Consolidated net revenues increase 10% to a Q4 record $4.2 billion
Company grows dividend 23% and increases outlook for a strong FY2015

SEATTLE; October 30, 2014 – Starbucks Corporation (NASDAQ: SBUX) today reported financial results for its 13-week fiscal fourth quarter and 52-week fiscal year ended September 28, 2014. Fiscal 2014 results include the impact of a litigation credit in Q1 and a net benefit from transactions in Q4. Fiscal 2013 results include the impact of the litigation charge associated with the Kraft arbitration in Q4, as well as gains on the sales of Starbucks equity in its Mexico joint venture in Q2 and its Chile and Argentina joint ventures in Q4. Non-GAAP results exclude these items. Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release.

Q4 Fiscal 2014 Highlights:

•	Consolidated net revenues increased 10% to a Q4 record $4.2 billion

•	Global comparable store sales increased 5%, the 19th consecutive quarter of comp growth of 5% or greater

•	Consolidated operating income reached $854.9 million

◦	Non-GAAP operating income of $857.3 million grew 28% over Q4 FY13 non-GAAP operating income

•	Consolidated operating margin expanded to 20.4%

◦	Non-GAAP operating margin of 20.5% grew 280 basis points over Q4 FY13 non-GAAP operating margin

•	Earnings per share reached $0.77

◦	Non-GAAP EPS of $0.74 grew 23% over Q4 FY13 non-GAAP EPS

•	The company opened 503 net new stores in the quarter, ending FY14 with 21,366 stores in 65 countries

•	The Board of Directors declared a cash dividend of $0.32 per share, an increase of 23%

Fiscal Year 2014 Highlights:

•	Consolidated net revenues increased 11% to a record $16.4 billion

•	Global comparable store sales increased 6%

◦	Americas comp sales increased 6%

◦	EMEA comp sales increased 5%

◦	China/Asia Pacific comp sales increased 7%

•	Consolidated operating income reached $3.1 billion

◦	Non-GAAP operating income of $3.1 billion grew 25% over FY13 non-GAAP operating income

•	Consolidated operating margin expanded to 18.7%

◦	Non-GAAP operating margin of 18.6% grew 210 basis points over FY13 non-GAAP operating margin

•	Earnings per share reached $2.71

◦	Non-GAAP EPS of $2.66 grew 21% over FY13 non-GAAP EPS

•	Starbucks opened 1,599 net new stores globally in FY14, including 742 in CAP, 698 in the Americas and 171 in EMEA

•	The company returned $1.6 billion to shareholders through dividends and share repurchases

“Starbucks performance in fiscal 2014 was extraordinary by any metric or comparison,” said Howard Schultz, chairman, president and ceo of Starbucks Coffee Company. “But we cannot be content with the status quo, as consumers continue to demand more and more in terms of convenience and excellence.  You will see us continue to invest where it counts most, in mobile commerce, innovation, in the customer experience and the partners who drive it and in the quality of our coffees.”

“Starbucks Q4 results capped off a year of exceptional performance across our business and around the world,” said Scott Maw, Starbucks cfo. “In Q4, each of our segments delivered strong and balanced revenue and profit growth, consistent with the prior three quarters of fiscal 2014. The increasing global strength of the Starbucks brand, a robust pipeline of innovation, strong global comparable store sales growth and impressive margin expansion in conjunction with a company-wide emphasis on operational excellence and expense management give me great confidence in achieving our 2015 growth targets.”

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Fourth Quarter Fiscal 2014 Summary

	Quarter Ended Sep 28, 2014
Comparable Store Sales(1)	Sales Growth	Change in Transactions	Change in Ticket
Consolidated	5%	1%	4%
Americas	5%	1%	4%
EMEA	5%	2%	2%
CAP	5%	6%	(1)%
(1) Includes only Starbucks company-operated stores open 13 months or longer.

Operating Results	Quarter Ended
($ in millions, except per share amounts)	Sep 28, 2014	Sep 29, 2013	Change
Net New Stores	503	558	(55)
Revenues(1)	$4,180.8	$3,788.8	10%
Operating Income/(Loss)	$854.9	$(2,115.2)	nm
Operating Margin(1)	20.4%	(55.8)%	nm
EPS	$0.77	$(1.64)	nm
(1) Prior period results have been corrected to reflect an immaterial reclassification of certain fees related to our foodservice operations; for full revised FY12 and FY13 results, refer to http://investor.starbucks.com.

Consolidated net revenues were $4.2 billion in Q4 FY14, an increase of 10% over Q4 FY13, driven primarily by 5% growth in global comparable store sales and incremental revenues from 1,599 net new store openings over the past 12 months.

Consolidated operating income was $854.9 million in Q4 FY14, an operating margin of 20.4%, compared to an operating loss of $2.1 billion in the prior year, which included a $2.8 billion litigation charge associated with the Kraft arbitration. Non-GAAP operating margin of 20.5% expanded 280 basis points over the prior year non-GAAP operating margin, driven by sales leverage, improved inventory management and lower commodity costs.

Q4 Americas Segment Results

	Quarter Ended
($ in millions)	Sep 28, 2014	Sep 29, 2013	Change
Net New Stores	279	340	(61)
Revenues	$3,041.1	$2,779.5	9%
Operating Income	$743.0	$605.9	23%
Operating Margin	24.4%	21.8%	260 bps

Net revenues for the Americas segment were $3.0 billion in Q4 FY14, an increase of 9% over Q4 FY13. The increase was driven by 5% growth in comparable store sales and incremental revenues from 698 net new store openings over the past 12 months.

Operating income of $743.0 million in Q4 FY14 increased 23% from $605.9 million in Q4 FY13. Operating margin expanded 260 basis points to 24.4%, primarily due to sales leverage, improved inventory management and lower commodity costs.

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Q4 EMEA Segment Results

	Quarter Ended
($ in millions)	Sep 28, 2014	Sep 29, 2013	Change
Net New Stores	38	28	10
Revenues	$321.8	$293.4	10%
Operating Income	$38.8	$27.3	42%
Operating Margin	12.1%	9.3%	280 bps

Net revenues for the EMEA segment were $321.8 million in Q4 FY14, an increase of 10% over Q4 FY13. The increase was primarily due to favorable foreign currency exchange, a 5% increase in comparable store sales and incremental revenues from 171 net new store openings over the past 12 months.

Operating income increased 42% to $38.8 million in Q4 FY14, up from $27.3 million in the prior year quarter. Operating margin expanded 280 basis points to 12.1%, primarily driven by sales leverage and continued cost management.

Q4 China/Asia Pacific Segment Results

	Quarter Ended
($ in millions)	Sep 28, 2014	Sep 29, 2013	Change
Net New Stores	199	197	2
Revenues	$309.9	$255.7	21%
Operating Income	$103.8	$96.0	8%
Operating Margin	33.5%	37.5%	(400) bps

Net revenues for the China/Asia Pacific segment grew 21% to $309.9 million in Q4 FY14. The increase was primarily driven by incremental revenues from 742 net new store openings over the past 12 months. A 5% increase in comparable store sales, driven by strong traffic, also contributed.

Operating income grew to $103.8 million in Q4 FY14, an increase of 8% compared to Q4 FY13. Operating margin declined 400 basis points to 33.5%, primarily driven by the lapping of a prior year benefit from reduced asset retirement obligations for store leases in the region as well as the shift in the segment portfolio in the current year towards more company-operated stores.

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Q4 Channel Development Segment Results

	Quarter Ended
($ in millions)	Sep 28, 2014	Sep 29, 2013	Change
Revenues(1)	$399.1	$355.5	12%
Operating Income	$171.5	$128.4	34%
Operating Margin(1)	43.0%	36.1%	690 bps
(1) Prior period results have been corrected to reflect an immaterial reclassification of certain fees related to our foodservice operations; for full revised FY12 and FY13 results, refer to http://investor.starbucks.com.

Net revenues for the Channel Development segment grew 12% to $399.1 million in Q4 FY14, primarily driven by increased sales of premium single serve products.

Operating income of $171.5 million in Q4 FY14 grew 34% compared to the same period a year ago. Operating margin increased 690 basis points to 43.0% in Q4 FY14, primarily due to lower coffee costs and other cost of goods sold efficiencies.
Q4 All Other Segments Results

	Quarter Ended
($ in millions)	Sep 28, 2014	Sep 29, 2013	Change
Net New Stores	(13)	(7)	(6)
Revenues(1)	$108.9	$104.7	4%
Operating Loss	$(13.8)	$(16.5)	(16)%
(1) Prior period results have been corrected to reflect an immaterial reclassification of certain fees related to our foodservice operations; for full revised FY12 and FY13 results, refer to http://investor.starbucks.com.

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Year to Date Financial Results

	Year Ended Sep 28, 2014
Comparable Store Sales(1)	Sales Growth	Change in Transactions	Change in Ticket
Consolidated	6%	3%	3%
Americas	6%	2%	3%
EMEA	5%	3%	2%
CAP	7%	6%	0%
(1) Includes only Starbucks company-operated stores open 13 months or longer.

Operating Results	Year Ended
($ in millions, except per share amounts)	Sep 28, 2014	Sep 29, 2013	Change
Net New Stores(1)	1,599	1,701	(102)
Revenues(2)	$16,447.8	$14,866.8	11%
Operating Income/(Loss)	$3,081.1	$(325.4)	nm
Operating Margin(2)	18.7%	(2.2)%	nm
EPS	$2.71	$0.01	27,000%
(1) Net new stores for the year ended September 29, 2013 includes 337 Teavana stores acquired in the second quarter of fiscal 2013.
(2) Prior period results have been corrected to reflect an immaterial reclassification of certain fees related to our foodservice operations; for full revised FY12 and FY13 results, refer to http://investor.starbucks.com.

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Fiscal 2015 Targets
The company provides the following fiscal 2015 targets, which are based on actual FY14 non-GAAP results as presented in this press release and projected FY15 non-GAAP results where noted. Projected FY15 non-GAAP adjustments relate to the planned acquisition of Starbucks Japan; please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release.

•	Revenue growth now expected to be 16% - 18%, including over $1 billion in incremental revenue from the planned acquisition of Starbucks Japan

•	Global comparable store sales growth continues to be targeted in the mid-single digits

•
The planned Starbucks Japan acquisition is expected to be mildly dilutive to consolidated operating margin on a GAAP basis versus FY14; non-GAAP operating margin is expected to be flat to up slightly over prior year non-GAAP operating margin:

◦	Americas: modest improvement over FY14

◦	EMEA: improving to 10% - 12%

◦
China/Asia Pacific: Operating margin percentage in the high teens, which includes approximately 2% to 3% unfavorable impact from amortization expense related to acquired intangible assets resulting from the planned acquisition of Starbucks Japan

◦	Channel Development: modest improvement over FY14

•	Consolidated tax rate of approximately 31%, which includes a net tax benefit of approximately 4% from the planned acquisition of Starbucks Japan

•
Earnings per share on a GAAP basis expected to be in the range of $3.42 to $3.54; EPS on a non-GAAP basis expected to be in the range of $3.08 to $3.13. Additionally, Q1 EPS on a GAAP basis expected to be in the range of $1.20 to $1.28; Q1 EPS on a non-GAAP basis expected to be in the range of $0.79 to $0.81.

◦	Non-GAAP adjustments related to the planned acquisition of Starbucks Japan are comprised of:

▪	An anticipated acquisition-related gain of approximately $0.43 to $0.49 per share in Q1 resulting from a fair value adjustment of Starbucks current 39.5% ownership interest in Starbucks Japan

▪	Other costs related to the acquisition, such as the ongoing amortization expense of significant acquired intangible assets as well as transaction and integration costs

•	New store openings increase to 1,650 net new:

◦	Americas: approximately 650, half licensed

◦	EMEA: approximately 150, primarily licensed

◦	China/Asia Pacific: increased to approximately 850, two-thirds licensed

•	Capital expenditures of approximately $1.4 billion driven primarily by store investments, which include new stores, Mobile Order and Pay and the evenings program

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Company Updates

•
Starbucks announced in September that it will acquire the remaining 60.5% share of Starbucks Coffee Japan that the company does not currently own, further elevating Starbucks growth and innovation in its 2nd largest market in retail store sales.

•
The company announced plans to open its first, interactive Starbucks ReserveTM Roastery and Tasting Room on December 5 in Seattle; the new roastery will allow the company to expand its Starbucks Reserve® coffee line to 1,500 locations globally as well as open 100 stores exclusively designed to highlight these rare coffees.

•
Starbucks celebrated 15 years in Korea and demonstrated its ongoing global commitment to supporting opportunities for young people in the community with the opening of its first community store in the Daehakro neighborhood of Seoul.

•
The company plans to complement its café experience by investing in smaller, alternative footprint stores which address the increase in urbanization and decentralization of retail; these locations will offer a concentrated set of beverage and food offerings and integrate Starbucks digital payment platform.

•
Starbucks also announced it will debut Mobile Order and Pay in stores within the Portland, Oregon area in December, which will enable customers to place orders in advance of their visit and pick them up at their selected Starbucks location. The company will continue to roll out Mobile Order and Pay in the US throughout 2015.

•
In August, Starbucks completed its nationwide rollout of La Boulange food to all Starbucks stores in the U.S. Starbucks completed the rollout ahead of schedule after acquiring La Boulange Bakery in June of 2012.

•
Starbucks hosted over 2,000 district managers from around the world in Seattle in early October and announced a series of investments the company is making in the partner experience; investments include pay and benefits enhancements and an updated dress code policy.

•
Recently Starbucks, HBO and CHASE Bank announced that they will host a free concert on the National Mall in Washington, D.C. on November 11 to honor the courage and sacrifice of America’s veterans and their families. Starbucks also reported that more than 1,000 veterans and military spouses were hired by the company in the past year.

•	The company repurchased 10.5 million shares of common stock in fiscal 2014; approximately 16 million shares remain available for purchase under current authorizations.

•	The Board of Directors declared a cash dividend of $0.32 per share, an increase of 23%, payable on November 28, 2014 to shareholders of record as of November 13, 2014.
Conference Call

Starbucks will be holding a conference call today at 2:00 p.m. Pacific Time, which will be hosted by Howard Schultz, chairman, president and ceo; Troy Alstead, coo; and Scott Maw, cfo. The call will be webcast and can be accessed at http://investor.starbucks.com. A replay of the webcast will be available through approximately 9:00 p.m. Pacific Time on Thursday, November 27, 2014.

The company’s consolidated statements of earnings, operating segment results, and other additional information have been provided on the following pages in accordance with current year classifications. This information should be reviewed in conjunction with this press release. Please refer to the company’s Annual Report on Form 10-K for the fiscal year ended September 29, 2013 for additional information.

About Starbucks

Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting high-quality arabica coffee. Today, with stores around the globe, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at www.starbucks.com.

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Forward-Looking Statements

This release contains forward-looking statements relating to certain company initiatives, strategies and plans, as well as trends in or expectations regarding our diversified business model, the strength, health and potential of our business, operations and brand, our innovation, our ability to meet our targets, our ability to leverage our assets, growth and growth opportunities and related investments, earnings per share, revenues, operating margins, profits, capital expenditures, tax rate, expense management, anticipated gains and costs related to the planned acquisition of Starbucks Japan, comparable store sales and net new stores. These forward-looking statements are based on currently available operating, financial and competitive information and are subject to a number of significant risks and uncertainties.  Actual future results may differ materially depending on a variety of factors including, but not limited to, coffee, dairy and other raw material prices and availability, costs associated with, and the successful execution of, the company's initiatives, strategies and plans, including the planned acquisition of Starbucks Japan, the acceptance of the company's products by our customers, our ability to preserve, grow and leverage our brand, fluctuations in U.S. and international economies and currencies, the impact of competition, the effect of legal proceedings, and other risks detailed in the company filings with the Securities and Exchange Commission, including the “Risk Factors” section of Starbucks Annual Report on Form 10-K for the fiscal year ended September 29, 2013.  The company assumes no obligation to update any of these forward-looking statements.

Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
JoAnn DeGrande	Alisha Damodaran
206-318-7118	206-318-7100
investorrelations@starbucks.com	press@starbucks.com

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STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Quarter Ended			Quarter Ended
	Sep 28, 2014	Sep 29, 2013	% Change	Sep 28, 2014	Sep 29, 2013

				As a % of total net revenues (1)
Net revenues:
Company-operated stores	$3,275.7	$3,009.6	8.8%	78.4%	79.4%
Licensed stores	422.6	346.3	22.0	10.1	9.1
CPG, foodservice and other(1)	482.5	432.9	11.5	11.5	11.4
Total net revenues	4,180.8	3,788.8	10.3	100.0	100.0
Cost of sales including occupancy costs	1,723.2	1,633.7	5.5	41.2	43.1
Store operating expenses	1,152.1	1,073.9	7.3	27.6	28.3
Other operating expenses(1)	111.0	101.1	9.8	2.7	2.7
Depreciation and amortization expenses	185.4	166.1	11.6	4.4	4.4
General and administrative expenses	238.6	226.1	5.5	5.7	6.0
Litigation charge/(credit)	—	2,784.1	nm	—	73.5
Total operating expenses	3,410.3	5,985.0	(43.0)	81.6	158.0
Income from equity investees	84.4	81.0	4.2	2.0	2.1
Operating income/(loss)	854.9	(2,115.2)	nm	20.4	(55.8)
Interest income and other, net	85.7	72.1	18.9	2.0	1.9
Interest expense	(16.4)	(9.1)	80.2	(0.4)	(0.2)
Earnings before income taxes	924.2	(2,052.2)	nm	22.1	(54.2)
Income taxes	336.6	(820.1)	nm	8.1	(21.6)
Net earnings/(loss) including noncontrolling interests	587.6	(1,232.1)	nm	14.1	(32.5)
Net loss attributable to noncontrolling interests	(0.3)	(0.1)	200.0	—	—
Net earnings/(loss) attributable to Starbucks	$587.9	$(1,232.0)	nm	14.1%	(32.5)%

Net earnings/(loss) per common share - diluted	$0.77	$(1.64)	nm
Weighted avg. shares outstanding - diluted	760.8	752.2

Cash dividends declared per share	$0.32	$0.26

Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				35.2%	35.7%
Effective tax rate including noncontrolling interests				36.4%	40.0%
(1) Prior period results have been corrected to reflect an immaterial reclassification of certain fees related to our foodservice operations; for full revised FY12 and FY13 results, refer to http://investor.starbucks.com.

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	Year Ended			Year Ended
	Sep 28, 2014	Sep 29, 2013	% Change	Sep 28, 2014	Sep 29, 2013

				As a % of total net revenues (1)
Net revenues:
Company-operated stores	$12,977.9	$11,793.2	10.0%	78.9%	79.3%
Licensed stores	1,588.6	1,360.5	16.8	9.7	9.2
CPG, foodservice and other(1)	1,881.3	1,713.1	9.8	11.4	11.5
Total net revenues	16,447.8	14,866.8	10.6	100.0	100.0
Cost of sales including occupancy costs	6,858.8	6,382.3	7.5	41.7	42.9
Store operating expenses	4,638.2	4,286.1	8.2	28.2	28.8
Other operating expenses(1)	457.3	431.8	5.9	2.8	2.9
Depreciation and amortization expenses	709.6	621.4	14.2	4.3	4.2
General and administrative expenses	991.3	937.9	5.7	6.0	6.3
Litigation charge/(credit)	(20.2)	2,784.1	nm	(0.1)	18.7
Total operating expenses	13,635.0	15,443.6	(11.7)	82.9	103.9
Income from equity investees	268.3	251.4	6.7	1.6	1.7
Operating income/(loss)	3,081.1	(325.4)	nm	18.7	(2.2)
Interest income and other, net	142.7	123.6	15.5	0.9	0.8
Interest expense	(64.1)	(28.1)	128.1	(0.4)	(0.2)
Earnings before income taxes	3,159.7	(229.9)	nm	19.2	(1.5)
Income taxes	1,092.0	(238.7)	nm	6.6	(1.6)
Net earnings including noncontrolling interests	2,067.7	8.8	23,396.6	12.6	0.1
Net earnings/(loss) attributable to noncontrolling interests	(0.4)	0.5	nm	—	—
Net earnings attributable to Starbucks	$2,068.1	$8.3	24,816.9%	12.6%	0.1%

Net earnings per common share - diluted	$2.71	$0.01	27,000.0%
Weighted avg. shares outstanding - diluted	763.1	762.3

Cash dividends declared per share	$1.10	$0.89

Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				35.7%	36.3%
Effective tax rate including noncontrolling interests				34.6%	103.8%
(1) Prior period results have been corrected to reflect an immaterial reclassification of certain fees related to our foodservice operations; for full revised FY12 and FY13 results, refer to http://investor.starbucks.com.

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Segment Results (in millions)

Americas

	Sep 28, 2014	Sep 29, 2013	% Change	Sep 28, 2014	Sep 29, 2013

Quarter Ended				As a % of Americas total net revenues
Net revenues:
Company-operated stores	$2,746.0	$2,538.7	8.2%	90.3%	91.3%
Licensed stores	287.3	231.0	24.4	9.4	8.3
CPG, foodservice and other	7.8	9.8	(20.4)	0.3	0.4
Total net revenues	3,041.1	2,779.5	9.4	100.0	100.0
Cost of sales including occupancy costs	1,133.1	1,071.3	5.8	37.3	38.5
Store operating expenses	980.9	923.6	6.2	32.3	33.2
Other operating expenses	25.2	22.8	10.5	0.8	0.8
Depreciation and amortization expenses	122.9	113.1	8.7	4.0	4.1
General and administrative expenses	36.0	42.8	(15.9)	1.2	1.5
Total operating expenses	2,298.1	2,173.6	5.7	75.6	78.2
Operating income	$743.0	$605.9	22.6%	24.4%	21.8%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				35.7%	36.4%

Year Ended
Net revenues:
Company-operated stores	$10,866.5	$10,038.3	8.3%	90.7%	91.3%
Licensed stores	1,074.9	915.4	17.4	9.0	8.3
CPG, foodservice and other	39.1	47.1	(17.0)	0.3	0.4
Total net revenues	11,980.5	11,000.8	8.9	100.0	100.0
Cost of sales including occupancy costs	4,487.0	4,214.9	6.5	37.5	38.3
Store operating expenses	3,946.8	3,710.2	6.4	32.9	33.7
Other operating expenses	100.4	96.9	3.6	0.8	0.9
Depreciation and amortization expenses	469.5	429.3	9.4	3.9	3.9
General and administrative expenses	167.8	186.7	(10.1)	1.4	1.7
Total operating expenses	9,171.5	8,638.0	6.2	76.6	78.5
Income from equity investees	—	2.4	(100.0)	—	—
Operating income	$2,809.0	$2,365.2	18.8%	23.4%	21.5%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				36.3%	37.0%

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EMEA

	Sep 28, 2014	Sep 29, 2013	% Change	Sep 28, 2014	Sep 29, 2013

Quarter Ended				As a % of EMEA total net revenues
Net revenues:
Company-operated stores	$247.4	$232.9	6.2%	76.9%	79.4%
Licensed stores	62.6	50.8	23.2	19.5	17.3
CPG, foodservice and other	11.8	9.7	21.6	3.7	3.3
Total net revenues	321.8	293.4	9.7	100.0	100.0
Cost of sales including occupancy costs	158.9	150.1	5.9	49.4	51.2
Store operating expenses	85.6	80.1	6.9	26.6	27.3
Other operating expenses	12.3	9.5	29.5	3.8	3.2
Depreciation and amortization expenses	14.9	13.9	7.2	4.6	4.7
General and administrative expenses	12.0	12.9	(7.0)	3.7	4.4
Total operating expenses	283.7	266.5	6.5	88.2	90.8
Income from equity investees	0.7	0.4	75.0	0.2	0.1
Operating income	$38.8	$27.3	42.1%	12.1%	9.3%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				34.6%	34.4%

Year Ended
Net revenues:
Company-operated stores	$1,013.8	$932.8	8.7%	78.3%	80.4%
Licensed stores	238.4	190.3	25.3	18.4	16.4
CPG, foodservice and other	42.6	36.9	15.4	3.3	3.2
Total net revenues	1,294.8	1,160.0	11.6	100.0	100.0
Cost of sales including occupancy costs	646.8	590.9	9.5	50.0	50.9
Store operating expenses	365.8	339.4	7.8	28.3	29.3
Other operating expenses	48.2	38.5	25.2	3.7	3.3
Depreciation and amortization expenses	59.4	55.5	7.0	4.6	4.8
General and administrative expenses	59.1	71.9	(17.8)	4.6	6.2
Total operating expenses	1,179.3	1,096.2	7.6	91.1	94.5
Income from equity investees	3.7	0.4	825.0	0.3	—
Operating income	$119.2	$64.2	85.7%	9.2%	5.5%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				36.1%	36.4%

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China/Asia Pacific (CAP)

	Sep 28, 2014	Sep 29, 2013	% Change	Sep 28, 2014	Sep 29, 2013

Quarter Ended				As a % of CAP total net revenues
Net revenues:
Company-operated stores	$238.4	$193.2	23.4%	76.9%	75.6%
Licensed stores	71.5	62.5	14.4	23.1	24.4
Total net revenues	309.9	255.7	21.2	100.0	100.0
Cost of sales including occupancy costs	149.5	125.6	19.0	48.2	49.1
Store operating expenses	62.6	48.2	29.9	20.2	18.9
Other operating expenses	13.1	12.4	5.6	4.2	4.8
Depreciation and amortization expenses	12.7	9.3	36.6	4.1	3.6
General and administrative expenses	15.4	10.9	41.3	5.0	4.3
Total operating expenses	253.3	206.4	22.7	81.7	80.7
Income from equity investees	47.2	46.7	1.1	15.2	18.3
Operating income	$103.8	$96.0	8.1%	33.5%	37.5%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				26.3%	24.9%

Year Ended
Net revenues:
Company-operated stores	$859.4	$671.7	27.9%	76.1%	73.2%
Licensed stores	270.2	245.3	10.2	23.9	26.8
Total net revenues	1,129.6	917.0	23.2	100.0	100.0
Cost of sales including occupancy costs	547.4	449.5	21.8	48.5	49.0
Store operating expenses	221.1	170.0	30.1	19.6	18.5
Other operating expenses	48.0	46.1	4.1	4.2	5.0
Depreciation and amortization expenses	46.1	33.8	36.4	4.1	3.7
General and administrative expenses	58.5	48.4	20.9	5.2	5.3
Total operating expenses	921.1	747.8	23.2	81.5	81.5
Income from equity investees	164.0	152.0	7.9	14.5	16.6
Operating income	$372.5	$321.2	16.0%	33.0%	35.0%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				25.7%	25.3%

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Channel Development

	Sep 28, 2014	Sep 29, 2013	% Change	Sep 28, 2014	Sep 29, 2013

Quarter Ended				As a % of Channel Development total net revenues (1)
Net revenues:
CPG	$303.6	$266.2	14.0%	76.1%	74.9%
Foodservice(1)	95.5	89.3	6.9	23.9	25.1
Total net revenues	399.1	355.5	12.3	100.0	100.0
Cost of sales	214.9	217.5	(1.2)	53.8	61.2
Other operating expenses(1)	44.2	39.0	13.3	11.1	11.0
Depreciation and amortization expenses	0.6	0.2	200.0	0.2	0.1
General and administrative expenses	4.4	4.3	2.3	1.1	1.2
Total operating expenses	264.1	261.0	1.2	66.2	73.4
Income from equity investees	36.5	33.9	7.7	9.1	9.5
Operating income	$171.5	$128.4	33.6%	43.0%	36.1%

Year Ended
Net revenues:
CPG	$1,178.8	$1,056.0	11.6%	76.2%	75.5%
Foodservice(1)	367.2	342.9	7.1	23.8	24.5
Total net revenues	1,546.0	1,398.9	10.5	100.0	100.0
Cost of sales	882.4	878.4	0.5	57.1	62.8
Other operating expenses(1)	187.0	179.4	4.2	12.1	12.8
Depreciation and amortization expenses	1.8	1.1	63.6	0.1	0.1
General and administrative expenses	18.2	21.1	(13.7)	1.2	1.5
Total operating expenses	1,089.4	1,080.0	0.9	70.5	77.2
Income from equity investees	100.6	96.6	4.1	6.5	6.9
Operating income	$557.2	$415.5	34.1%	36.0%	29.7%
(1) Prior period results have been corrected to reflect an immaterial reclassification of certain fees related to our foodservice operations; for full revised FY12 and FY13 results, refer to http://investor.starbucks.com.

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All Other Segments

	Sep 28, 2014	Sep 29, 2013	% Change

Quarter Ended
Net revenues:
Company-operated stores	$43.9	$44.8	(2.0)%
Licensed stores	1.2	2.0	(40.0)
CPG, foodservice and other(1)	63.8	57.9	10.2
Total net revenues	108.9	104.7	4.0
Cost of sales including occupancy costs	69.9	67.3	3.9
Store operating expenses	23.0	22.0	4.5
Other operating expenses(1)	16.6	17.9	(7.3)
Depreciation and amortization expenses	3.9	3.9	—
General and administrative expenses	9.3	10.1	(7.9)
Total operating expenses	122.7	121.2	1.2
Operating loss	$(13.8)	$(16.5)	(16.4)%

Year Ended
Net revenues:
Company-operated stores	$238.2	$150.4	58.4%
Licensed stores	5.1	9.5	(46.3)
CPG, foodservice and other(1)	253.6	230.2	10.2
Total net revenues	496.9	390.1	27.4
Cost of sales including occupancy costs	287.2	239.8	19.8
Store operating expenses	104.5	66.5	57.1
Other operating expenses(1)	74.6	71.7	4.0
Depreciation and amortization expenses	15.2	11.7	29.9
General and administrative expenses	42.2	34.9	20.9
Total operating expenses	523.7	424.6	23.3
Operating loss	$(26.8)	$(34.5)	(22.3)%
(1) Prior period results have been corrected to reflect an immaterial reclassification of certain fees related to our foodservice operations; for full revised FY12 and FY13 results, refer to http://investor.starbucks.com.

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STARBUCKS CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)
(unaudited)

	Sep 28, 2014	Sep 29, 2013
ASSETS
Current assets:
Cash and cash equivalents	$1,708.4	$2,575.7
Short-term investments	135.4	658.1
Accounts receivable, net	631.0	561.4
Inventories	1,090.9	1,111.2
Prepaid expenses and other current assets	285.6	287.7
Deferred income taxes, net	317.4	277.3
Total current assets	4,168.7	5,471.4
Long-term investments	318.4	58.3
Equity and cost investments	514.9	496.5
Property, plant and equipment, net	3,519.0	3,200.5
Deferred income taxes, net	903.3	967.0
Other assets	198.9	185.3
Other intangible assets	273.5	274.8
Goodwill	856.2	862.9
TOTAL ASSETS	$10,752.9	$11,516.7
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$533.7	$491.7
Accrued litigation charge	—	2,784.1
Accrued liabilities	1,514.4	1,269.3
Insurance reserves	196.1	178.5
Deferred revenue	794.5	653.7
Total current liabilities	3,038.7	5,377.3
Long-term debt	2,048.3	1,299.4
Other long-term liabilities	392.2	357.7
Total liabilities	5,479.2	7,034.4
Shareholders’ equity:
Common stock ($0.001 par value) — authorized, 1,200.0 shares; issued and outstanding, 749.5 and 753.2 shares, respectively	0.7	0.8
Additional paid-in capital	39.4	282.1
Retained earnings	5,206.6	4,130.3
Accumulated other comprehensive income	25.3	67.0
Total shareholders’ equity	5,272.0	4,480.2
Noncontrolling interest	1.7	2.1
Total equity	5,273.7	4,482.3
TOTAL LIABILITIES AND EQUITY	$10,752.9	$11,516.7

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STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in millions)

Fiscal Year Ended	Sep 28, 2014	Sep 29, 2013	Sep 30, 2012
OPERATING ACTIVITIES:
Net earnings including noncontrolling interests	$2,067.7	$8.8	$1,384.7
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	748.4	655.6	580.6
Litigation charge	—	2,784.1	—
Deferred income taxes, net	10.2	(1,045.9)	61.1
Income earned from equity method investees	(182.7)	(171.8)	(136.0)
Distributions received from equity method investees	139.2	115.6	86.7
Gain resulting from sale of equity in joint ventures and certain retail operations	(70.2)	(80.1)	—
Stock-based compensation	183.2	142.3	153.6
Excess tax benefit on share-based awards	(114.4)	(258.1)	(169.8)
Other	36.2	23.0	23.6
Cash provided/(used) by changes in operating assets and liabilities:
Accounts receivable	(79.7)	(68.3)	(90.3)
Inventories	14.3	152.5	(273.3)
Accounts payable	60.4	88.7	(105.2)
Accrued litigation charge	(2,763.9)	—	—
Income taxes payable, net	309.8	298.4	201.6
Accrued liabilities and insurance reserves	103.9	47.3	(8.1)
Deferred revenue	140.8	139.9	60.8
Prepaid expenses, other current assets and other assets	4.6	76.3	(19.7)
Net cash provided by operating activities	607.8	2,908.3	1,750.3
INVESTING ACTIVITIES:
Purchase of investments	(1,652.5)	(785.9)	(1,748.6)
Sales of investments	1,454.8	60.2	—
Maturities and calls of investments	456.1	980.0	1,796.4
Acquisitions, net of cash acquired	—	(610.4)	(129.1)
Additions to property, plant and equipment	(1,160.9)	(1,151.2)	(856.2)
Proceeds from sale of equity in joint ventures and certain retail operations	103.9	108.0	—
Other	(19.1)	(11.9)	(36.5)
Net cash used by investing activities	(817.7)	(1,411.2)	(974.0)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	748.5	749.7	—
Principal payments on long-term debt	—	(35.2)	—
Payments on short-term borrowings	—	—	(30.8)
Proceeds from issuance of common stock	139.7	247.2	236.6
Excess tax benefit on share-based awards	114.4	258.1	169.8
Cash dividends paid	(783.1)	(628.9)	(513.0)
Repurchase of common stock	(758.6)	(588.1)	(549.1)
Minimum tax withholdings on share-based awards	(77.3)	(121.4)	(58.5)
Other	(6.9)	10.4	(0.5)
Net cash used by financing activities	(623.3)	(108.2)	(745.5)
Effect of exchange rate changes on cash and cash equivalents	(34.1)	(1.8)	9.7
Net (decrease)/increase in cash and cash equivalents	(867.3)	1,387.1	40.5
CASH AND CASH EQUIVALENTS:
Beginning of period	2,575.7	1,188.6	1,148.1
End of period	$1,708.4	$2,575.7	$1,188.6
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest, net of capitalized interest	$56.2	$34.4	$34.4
Income taxes, net of refunds	$766.3	$539.1	$416.9

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Supplemental Information

The following supplemental information is provided for historical and comparative purposes.
Fiscal Fourth Quarter 2014 U.S. Supplemental Data

	Quarter Ended
($ in millions)	Sep 28, 2014	Sep 29, 2013	Change
Revenues	$2,706.7	$2,451.3	10%
Comparable Store Sales Growth(1)	5%	8%
Change in Transactions	1%	5%
Change in Ticket	4%	3%
(1) Includes only Starbucks company-operated stores open 13 months or longer

Store Data:

	Net stores opened (closed) during the period
	Quarter Ended		Year Ended		Stores open as of
	Sep 28, 2014	Sep 29, 2013	Sep 28, 2014	Sep 29, 2013	Sep 28, 2014	Sep 29, 2013
Americas
Company-operated stores	162	164	317	276	8,395	8,078
Licensed stores	117	176	381	404	5,796	5,415
	279	340	698	680	14,191	13,493
EMEA(1)
Company-operated stores	(10)	(6)	(9)	(29)	817	826
Licensed stores	48	34	180	129	1,323	1,143
	38	28	171	100	2,140	1,969
CAP(2)
Company-operated stores	91	79	250	239	1,132	882
Licensed stores	108	118	492	349	3,492	3,000
	199	197	742	588	4,624	3,882
All Other Segments(3)
Company-operated stores	(9)	7	12	343	369	357
Licensed stores	(4)	(14)	(24)	(10)	42	66
	(13)	(7)	(12)	333	411	423

Total Company	503	558	1,599	1,701	21,366	19,767
(1) EMEA store data has been adjusted for the transfer of certain company-operated stores to licensed stores in the second and fourth quarters of fiscal 2014.
(2) CAP store data has been adjusted for the transfer of certain company-operated stores to licensed stores in the fourth quarter of fiscal 2014.
(3) Net new stores for the year ended September 29, 2013 includes 337 Teavana stores acquired in the second quarter of fiscal 2013.

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Non-GAAP Disclosure

In addition to the GAAP results provided in this release, the company provides non-GAAP operating income, non-GAAP operating margin and non-GAAP earnings per share (“non-GAAP EPS”) for Q1 fiscal 2014, Q4 fiscal 2013 and fiscal 2014, full year fiscal 2013 and fiscal 2014, and projected non-GAAP EPS for Q1 fiscal 2015 and full year fiscal 2015. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measures most directly comparable to non-GAAP operating income, non-GAAP operating margin, and non-GAAP EPS are operating income, operating margin, and diluted net earnings per share, respectively. The company’s management believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the company’s historical and prospective operating performance.
The Q4 and full year fiscal 2013 non-GAAP financial measures provided in this release exclude the impact of the litigation charge associated with the Kraft arbitration matter in Q4 fiscal 2013, as well as gains on the sales of Starbucks equity in its Mexico joint venture in Q2 fiscal 2013 and its Chile and Argentina joint ventures in Q4 fiscal 2013. The Q1, Q4 and full year fiscal 2014 non-GAAP financial measures provided in this release exclude the benefit recognized from a Kraft related litigation credit in Q1 fiscal 2014 and the net benefit from transactions in Q4 fiscal 2014. The net benefit from transactions in Q4 fiscal 2014 includes a gain on the sale of our Malaysia equity method investment, partially offset by a loss on the sale of our Australia retail operations and transaction costs incurred related to the planned acquisition of Starbucks Japan. Management excludes these items because they believe the impacts do not reflect expected future gains and expenses and do not contribute to a meaningful evaluation of the company’s future operating performance or comparisons to the company’s past operating performance.
The projected non-GAAP EPS for Q1 and full year fiscal 2015 exclude an anticipated acquisition-related gain in Q1 fiscal 2015 resulting from a fair value adjustment of Starbucks current 39.5% ownership interest in Starbucks Japan, as well as acquisition-related costs, including transaction and integration costs and amortization of acquired intangible assets. Management believes that the acquisition-related gain and transaction costs described above do not reflect expected future gains and expenses beyond fiscal 2015. In addition, we believe it is useful to exclude the integration costs and the amortization of the acquired intangible assets when evaluating performance because they are not representative of our core business operations. Although these items will affect earnings per share beyond fiscal 2015, the majority of these costs will be recognized over a finite period of time. More specifically, the amounts of the acquired intangible assets are specific to the transaction and the related amortization is fixed at the time of acquisition and generally cannot subsequently be changed or influenced by management in a future period. Therefore, these items do not contribute to a meaningful evaluation of the company’s fiscal 2015 operating performance or comparisons of the company’s fiscal 2015 operating performance to the company’s past operating performance.
These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited)

	Sep 28, 2014	Sep 29, 2013	Change
Quarters Ended
Operating income/(loss), as reported (GAAP)	$854.9	$(2,115.2)	nm(1)
Litigation charge	—	2,784.1
Costs from transactions in Q4 2014(2)	2.4	—
Non-GAAP operating income	$857.3	$668.9	28.2%

Operating margin, as reported (GAAP)	20.4%	(55.8)%	nm(1)
Litigation charge	—	73.5
Costs from transactions in Q4 2014(2)	0.1	—
Non-GAAP operating margin	20.5%	17.7%	280 bps

Diluted net earnings/(loss) per share, as reported (GAAP)	$0.77	$(1.64)	nm(1)
Litigation charge	—	2.27
Gain on sale of equity in Chile and Argentina joint ventures	—	(0.03)
Net benefit from transactions in Q4 2014(3)	(0.03)	—
Non-GAAP net earnings per share	$0.74	$0.60	23.3%

Years Ended
Operating income/(loss), as reported (GAAP)	$3,081.1	$(325.4)	nm(1)
Litigation charge/(credit)	(20.2)	2,784.1
Costs from transactions in Q4 2014(2)	2.4	—
Non-GAAP operating income	$3,063.3	$2,458.7	24.6%

Operating margin, as reported (GAAP)	18.7%	(2.2)%	nm(1)
Litigation charge/(credit)	(0.1)	18.7
Costs from transactions in Q4 2014(2)	—	—
Non-GAAP operating margin	18.6%	16.5%	210 bps

Diluted net earnings per share, as reported (GAAP)	$2.71	$0.01	27,000.0%
Litigation charge/(credit)	(0.02)	2.25
Gain on sale of equity in Mexico joint venture	—	(0.03)
Gain on sale of equity in Chile and Argentina joint ventures	—	(0.03)
Net benefit from transactions in Q4 2014(3)	(0.03)	—
Non-GAAP net earnings per share	$2.66	$2.19	21.5%
(1) nm - not meaningful
(2) Includes a portion of the transaction costs incurred in Q4 FY14 related to the planned acquisition of Starbucks Japan and costs related to the sale of our Australia retail operations in Q4 FY14. The remaining majority of the impact from these transactions is included in net interest income and other.
(3) The net benefit from transactions in Q4 2014 relates primarily to a $0.05 gain on the sale of our Malaysia equity method investment, partially offset by a loss on the sale of our Australia retail operations and transaction costs incurred in Q4 FY14 related to the planned acquisition of Starbucks Japan.

	Dec 28, 2014	Dec 29, 2013
Quarters Ended	(Projected)	(As Reported)	Change
Diluted net earnings per share (GAAP)	$1.20 - $1.28	$0.71	69% - 80%
Litigation credit	—	(0.02)
Starbucks Japan acquisition-related items - gain(2)	(0.43) - (0.49)	—
Starbucks Japan acquisition-related items - other(3)	0.02 - 0.02	—
Non-GAAP net earnings per share	$0.79 - $0.81	$0.69	14% - 17%

	Sep 27, 2015	Sep 28, 2014
Years Ended	(Projected)	(As Reported)	Change
Diluted net earnings per share (GAAP)	$3.42 - $3.54	$2.71	26% - 31%
Litigation credit	—	(0.02)
Net benefit from transactions in Q4 2014(1)	—	(0.03)
Starbucks Japan acquisition-related items - gain(2)	(0.43) - (0.49)
Starbucks Japan acquisition-related items - other(3)	0.09 - 0.08	—
Non-GAAP net earnings per share	$3.08 - $3.13	$2.66	16% - 18%
(1) The net benefit from transactions in Q4 2014 relates primarily to a $0.05 gain on the sale of our Malaysia equity method investment, partially offset by a loss on the sale of our Australia retail operations and transaction costs incurred in Q4 FY14 related to the planned acquisition of Starbucks Japan.
(2) Represents an anticipated acquisition-related gain in the first quarter of fiscal 2015 resulting from a fair value adjustment of Starbucks current 39.5% ownership interest in Starbucks Japan.
(3) Includes other acquisition-related costs, such as the ongoing amortization expense of significant acquired intangible assets and transaction and integration costs.

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